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                                                                    Exhibit 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this S-1 Registration Statement of our report dated April 7, 2000 included herein relating to the 1998 financial statements of Excalibur Cable Communications, Ltd. and Home Satellite Express, Inc. and to all references to our Firm included in this Registration Statement.



                                                         /S/ D.R. Maxfield & Co.


Fairfax, Virginia
July 6, 2000